EXHIBIT 14.3





               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the caption "Independent Auditors" in the Proxy Statement/Prospectus of RBC Quality Income Fund ("the Quality Income Fund"), a separate series of RBC Funds, Inc. relating to the acquisition of the assets of Portfolio L of D.L. Babson Bond Trust into the Quality Income Fund in this Registration Statement (Form N-14), filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young, LLP


Kansas City, Missouri
December 15, 2003